Exhibit 99.8


                                                               [Logo for Exelon]

                               Long-Term Contracts


Seller                         Location              Capacity(MW)    Expiration
------                         --------              ------------    ----------
Midwest Generation, LLC        Various in Illinois      9,105              2004
Kincaid Generation, LLC        Kincaid, Illinois        1,158              2012
Tenaska Georgia Partners, LP.  Franklin, Georgia          900              2029
Tenaska Frontier, Ltd          Shiro, Texas               830              2020
Others                         Various                  4,252      2002 to 2022
                                                       ------
 Total                                                 16,245

In 2001, approximately 37% of our sales were of purchased power.

                              Long-Term Commitments

As of March 31, 2002, Exelon and Exelon Generation had long-term commitments relating to the net purchase and sale of energy, capacity and transmission rights from unaffiliated utilities and others, including Midwest Generation, LLC and AmerGen, an unconsolidated affiliate of Generation, as expressed in the following table:

(in millions)   Capacity   Power-Only      Power-Only  Purchases from   Transmission Rights
                Purchases     Sales         AmerGen    Non-Affiliates        Purchases
                ---------     -----         -------    --------------        ---------
2002            $   840      $ 2,210       $   201      $   1,330            $  91
2003              1,214        1,391           261            506               31
2004              1,222          809           315            144               15
2005                406          231           241             78               15
2006                406          122           241             63                5
Thereafter        3,657           22         2,171            252                -
                 ------       ------        ------         ------             ----
Total            $7,745       $4,785        $3,430         $2,373             $157
                 ------       ------        ------         ------             ----